UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 24, 2011

Date of report (Date of earliest event reported)

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 24, 2011, Amyris, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) for the following purposes:

•	To elect the three Class I directors nominated by the Company’s Board of Directors (the “Board”) to serve on the Board for a three-year term.

•	To vote on a non-binding advisory resolution approving the compensation of the “named executive officers” as disclosed in the Company’s proxy statement for the Annual Meeting (the “say-on-pay vote”).

•	To vote on a non-binding advisory resolution regarding the frequency of the say-on-pay vote (every one, two or three years).

•	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

•	To act upon such other matters properly brought before the Annual Meeting or any postponement or adjournment thereof.

The following Class I directors were elected to the Board based on the following votes:

	For	Withhold	Broker Non-Vote
Samir Kaul	28,029,765	35,769	1,407,511
Carole Piwnica	27,588,154	477,380	1,407,511
Fernando de Castro Reinach, Ph.D.	28,019,381	46,153	1,407,511

The non-binding advisory resolution approving the compensation of the named executive officers was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
27,585,154	56,399	423,981	1,407,511

The “once every three years” option in the non-binding advisory resolution on the frequency of the say-on-pay-vote was approved by the following vote:

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
4,450,690	4,388	23,608,652	1,804	1,407,511

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
29,307,683	2,273	163,089	0

No further business was brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 25, 2011	By:	/s/ Jeryl Hilleman
Jeryl Hilleman
Chief Financial Officer